SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-DOVER MOTORSPORTS, INC.
          GAMCO ASSET MANAGEMENT INC.
                       6/01/07          205,000-             *DO
                       5/15/07            4,000             5.6850
                       5/15/07            4,000             5.6850
                       5/15/07            4,000-            5.6850
                       5/14/07            1,000             5.7000
                       5/03/07            6,000             6.2450
                       4/17/07            1,000-            5.4200

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.